Exhibit 99.1

Yahoo Reports Second Quarter 2015 Results

SUNNYVALE, Calif.--(BUSINESS WIRE)--July 21, 2015--Yahoo! Inc. (NASDAQ: YHOO) today reported results for the quarter ended June 30, 2015.

“I’m extremely pleased with our achievements in Q2, with revenue growing 15% year-over-year, marking our most substantial GAAP revenue growth in almost 9 years,” said Marissa Mayer, CEO of Yahoo. “Our Mavens investment businesses across mobile, video, native and social grew to nearly $400 million in revenue this quarter, delivering 60% GAAP growth year-over-year. Further, our display business saw the most substantial revenue growth since 2010. Yahoo’s transformation continues to make great progress.”

	Q2 2014	Q2 2015
GAAP revenue	$1,084 million	$1,243 million
Cost of revenue - TAC	$44 million	$200 million
Income (loss) from operations	$38 million	$(45) million
Non-GAAP income from operations	$194 million	$108 million
Adjusted EBITDA	$340 million	$262 million
Net earnings (loss)	$270 million	$(22) million
GAAP net earnings (loss) per diluted share	$0.26	($0.02)
Non-GAAP net earnings per diluted share	$0.37	$0.16

Business Highlights

  Search:
    Over the past year, Yahoo’s search presence has steadily grown through innovation and partnerships with industry leaders. In Q2, Yahoo introduced a new mobile search experience in the U.S. that connects users immediately to the people, places and things they care about by using context and location cues to deliver the most relevant search results.
  Communications:
    In Q2, Yahoo delivered several new features in Mail including Yahoo Mail on Firefox Share which allows users to instantly share web pages when using Firefox; integration of Twitter and LinkedIn information in Contacts; and the addition of breaking news notifications to the Mail news feed tab.
  Digital Content:
    In July, the Company launched Daily Fantasy, now available in the Yahoo Fantasy app, giving users the chance to win money every day with new fantasy lineups.
    Yahoo announced a partnership with the NFL to live stream an International Series Game between the Buffalo Bills and the Jacksonville Jaguars from London this fall.
    Yahoo launched new daily live finance, news and entertainment programming including Ultimate DJ, a global Electronic Music competition-style live series that is executive produced by Simon Cowell. The Company also announced 14 new shows across Yahoo’s digital magazine channels including Riding Shotgun with Michelle Rodriguez.
    In Q2, Live Nation and Yahoo continued their partnership by kicking off a music festival live stream series to bring artists’ performances from this year’s most anticipated music festivals to our global audience.
  Ad Technology:
    Yahoo announced the availability of independent viewability and fraud measurement for display and video advertising across the Company’s programmatic buying platform, including Yahoo Properties. Advertisers can now choose from leading accredited, third-party measurement solutions to independently validate for viewability and fraud across display and video at every stage of the campaign lifecycle.
    Yahoo introduced new powerful formats to help advertisers reach their audiences: native video and video app-install ads. With native video ads, brand content can be as compelling as video while beautifully integrated into other experiences on Yahoo’s homepage, digital magazines and apps. For marketers and developers looking to drive installs, the Company now offers a format that combines the engagement of video and the performance of install ads.

Second Quarter 2015 Financial Highlights

Mavens Revenue:

	Q2 2014	Q2 2015
Mavens revenue	$ 249 million	$ 399 million
Non-Mavens revenue	742 million	725 million
Total traffic-driven revenue	$ 991 million	$1,124 million
Non-traffic-driven revenue	93 million	119 million
GAAP revenue	$1,084 million	$1,243 million

Mavens revenue represented 25 percent of traffic-driven revenue in the second quarter of 2014, and increased to 35 percent in the second quarter of 2015.

Mobile Revenue:

	Q2 2014	Q2 2015
Mobile revenue	$ 163 million	$ 252 million
PC revenue	828 million	872 million
Total traffic-driven revenue	$ 991 million	$1,124 million
Non-traffic-driven revenue	93 million	119 million
GAAP revenue	$1,084 million	$1,243 million

Mobile revenue represented 16 percent of traffic-driven revenue in the second quarter of 2014, and increased to 22 percent in the second quarter of 2015.

Gross mobile revenue for the second quarter of 2014 and 2015 was approximately $272 million and $415 million, respectively.

Search Revenue:

  Gross search revenue was $920 million for the second quarter of 2015, an increase of 15 percent compared to the second quarter of 2014.
  GAAP search revenue was $521 million for the second quarter of 2015, an increase of 22 percent compared to the second quarter of 2014.
  Cost of revenue -TAC paid to search partners was $106 million for the second quarter of 2015 compared to less than $1 million in the second quarter of 2014.
  The number of Paid Clicks increased approximately 13 percent compared to the second quarter of 2014.
  Price-per-Click increased approximately 4 percent compared to the second quarter of 2014.

Display Revenue:

  GAAP display revenue was $500 million for the second quarter of 2015, a 15 percent increase compared to the second quarter of 2014.
  Cost of revenue - TAC paid to display partners was $94 million for the second quarter of 2015 compared to $42 million in the second quarter of 2014.
  The number of Ads Sold increased approximately 9 percent compared to the second quarter of 2014.
  Price-per-Ad increased approximately 10 percent compared to the second quarter of 2014.

Cash, Cash Equivalents, and Marketable Securities:

  Cash, cash equivalents, and marketable securities were $7.0 billion as of June 30, 2015 compared to $10.2 billion as of December 31, 2014, a decrease of $3.2 billion. In the first quarter of 2015, the Company satisfied the $3.3 billion income tax liability related to the sale of Alibaba Group ADSs in 2014.

"In addition to revenue outperformance, we reduced $30 million in sequential cash operating expenses driven by strategic headcount and footprint reductions, tight management of our discretionary costs and the benefit from IP monetization," said CFO Ken Goldman. "As we continued to reduce our workforce to fewer than 11,000 full-time employees over the last quarter, we have also continued to realign our resources as we become a more efficient business."

Live Stream

Yahoo will live stream a video broadcast of the Company's second quarter 2015 financial results at 2 p.m. Pacific Time/5 p.m. Eastern Time today. The live stream will be broadcast from Yahoo’s Sunnyvale studio and will be available exclusively on Yahoo Finance at finance.yahoo.com. The Company will provide its business outlook for the third quarter during the presentation. Supplemental financial information can be accessed through the Company’s Investor Relations website at investor.yahoo.net. The video will be archived after the event at investor.yahoo.net and will be available for 90 days following the broadcast.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): gross mobile revenue; gross search revenue; revenue ex-TAC; adjusted EBITDA; non-GAAP income from operations; non-GAAP net earnings; non-GAAP net earnings per share - diluted; and free cash flow.

Gross mobile revenue is GAAP mobile revenue plus the related revenue share with third parties. Gross search revenue is GAAP search revenue plus the related revenue share with third parties. Revenue ex-TAC is GAAP revenue less cost of revenue — TAC. Adjusted EBITDA, non-GAAP income from operations, non-GAAP net earnings, and non-GAAP net earnings per share - diluted, exclude from the most comparable GAAP financial measures certain gains, losses, and expenses that we do not believe are indicative of ongoing results, and exclude stock-based compensation expense. Adjusted EBITDA also excludes taxes, depreciation, amortization of intangible assets, other income, net (which includes interest), earnings in equity interests, and net income attributable to noncontrolling interests. Free cash flow is GAAP net cash provided by (used in) operating activities (adjusted to include excess tax benefits from stock-based awards), less acquisition of property and equipment, net and dividends received from equity investees.

These measures may be different than non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). Explanations of the Company’s non-GAAP financial measures and reconciliations of these financial measures to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Unaudited Condensed Consolidated Financial Statements,” “Supplemental Financial Data and GAAP to Non-GAAP Reconciliations,” and “GAAP to Non-GAAP Reconciliations.”

About Yahoo

Yahoo is a guide focused on informing, connecting, and entertaining our users. By creating highly personalized experiences for our users, we keep people connected to what matters most to them, across devices and around the world. In turn, we create value for advertisers by connecting them with the audiences that build their businesses. Yahoo is headquartered in Sunnyvale, California, and has offices located throughout the Americas, Asia Pacific (APAC) and the Europe, Middle East and Africa (EMEA) regions. For more information, visit the pressroom (pressroom.yahoo.net) or the Company's blog (yahoo.tumblr.com).

“Ads Sold” consist of display ad impressions for paying advertisers on Yahoo Properties and Affiliate sites.

“Affiliates” refers to the third-party entities that have integrated Yahoo’s advertising offerings into their Websites or other offerings (those Websites and other offerings, “Affiliate sites”).

“Alibaba Group” means Alibaba Group Holding Limited.

“Gross mobile revenue” is GAAP mobile revenue plus the related revenue share with third parties.

“Gross search revenue” is GAAP search revenue plus the related revenue share with third parties.

“Mavens revenue” is revenue generated from, without duplication: (i) mobile (as defined below), (ii) video ads and video ad packages, (iii) native ads, and (iv) Tumblr ads and fees.

“Mobile revenue” is revenue generated in connection with user activity on mobile devices, including smartphones and tablets, regardless of whether the device is accessing a mobile-optimized service. Mobile revenue is generated primarily from search and display ads. Mobile revenue also includes leads, listings and fees revenue and ecommerce revenue allocated to user activity on mobile devices.

“Net earnings” means net income attributable to Yahoo! Inc., and “net earnings per diluted share” means net income attributable to Yahoo! Inc. common stockholders per share – diluted.

“Non-Mavens revenue” is revenue generated from search ads and traditional (i.e., non-native, non-video, non-Tumblr) display ads served on PCs and also includes leads, listings and fees revenue and ecommerce revenue allocated to user activity on PCs.

“Non-traffic-driven revenue” is revenue not arising from user activity on Yahoo Properties or Affiliate sites, and includes royalty revenue, license fee revenue, amortization under the technology and intellectual property license agreement with Alibaba Group, and all other revenue that is not traffic-driven.

“Paid Clicks” are clicks by end-users on sponsored search listings (excluding native ads) on Yahoo Properties and Affiliate sites.

“PC” means a desktop computer, and “PC revenue” is revenue generated from search and display ads served on PCs and also includes leads, listings and fees revenue and ecommerce revenue allocated to user activity on PCs.

“Price-per-Ad” is defined as display revenue divided by our total number of Ads Sold.

“Price-per-Click” is defined as Search click-driven revenue divided by our total number of Paid Clicks.

“Search Agreement” refers to the Search and Advertising Services and Sales Agreement between Yahoo and Microsoft Corporation, as amended.

“Search click-driven revenue” is gross search revenue excluding the Microsoft RPS guarantee and search revenue from Yahoo Japan.

“TAC” refers to traffic acquisition costs. TAC consists of payments to Affiliates and payments made to companies that direct consumer and business traffic to Yahoo Properties.

“Yahoo,” “Company,” and “we” refer to Yahoo! Inc. and its consolidated subsidiaries.

“Yahoo Properties” refers to the online properties and services that Yahoo provides to users.

We periodically review, refine and update our methodologies for monitoring, gathering, and counting number of Ads Sold and Paid Clicks, and for calculating Search click-driven revenue, Price-per-Ad, and Price-per-Click.

Additional information about how “Ads Sold,” “Paid Clicks,” “Price-per-Ad,” “Price-per-Click,” and “Search click-driven revenue” are defined and calculated is included under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which is on file with the SEC and available on the SEC's website at www.sec.gov.

This press release contains forward-looking statements concerning Yahoo's expected financial performance and Yahoo's strategic and operational plans (including, without limitation, the quotations from management). Risks and uncertainties may cause actual results to differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, possible delays or failure in satisfying conditions to completion of our proposed spin-off of our remaining stake in Alibaba Group into a newly-formed registered investment company; other factors related to the spin-off, including adverse regulatory developments or determinations or adverse changes in, or interpretations of, U.S. or foreign tax laws, rules or regulations, that could delay or prevent completion of the proposed spin-off or cause the terms of the proposed spin-off to be modified; risks related to realization of the expected benefits of the spin-off to Yahoo and its shareholders; risks related to acceptance by users of new products and services (including, without limitation, products and services for mobile devices and alternative platforms); risks related to Yahoo's ability to compete with new or existing competitors; reduction in spending by, or loss of, advertising customers; risks associated with the Search Agreement with Microsoft Corporation; risks related to acquiring or developing compelling content; risks related to joint ventures and the integration of acquisitions; risks related to possible impairment of goodwill or other assets; risks related to Yahoo’s ability to protect its intellectual property and the value of its brands; adverse results in litigation; security breaches; interruptions or delays in the provision of Yahoo’s services; risks related to Yahoo’s regulatory environment; risks related to fluctuations in foreign currency exchange rates; risks related to Yahoo's international operations; dependence on third parties for technology, services, content, and distribution; risks related to the calculation of our key operational metrics; and general economic conditions. All information set forth in this press release and its attachments is as of July 21, 2015. Yahoo does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which are on file with the SEC and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which will be filed with the SEC in the third quarter of 2015.

Yahoo!, the Yahoo family of marks, and the associated logos are trademarks and/or registered trademarks of Yahoo! Inc. Tumblr is a registered trademark of Tumblr, Inc. Other names are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2014	2015

ASSETS
Current assets:
Cash and cash equivalents	$2,664,098	$1,188,169
Short-term marketable securities	5,327,412	4,636,152
Accounts receivable, net	1,032,704	999,646
Prepaid expenses and other current assets	671,075	756,965
Total current assets	9,695,289	7,580,932

Long-term marketable securities	2,230,892	1,169,671
Property and equipment, net	1,487,684	1,524,539
Goodwill	5,163,654	5,146,579
Intangible assets, net	470,842	412,235
Other long-term assets and investments	554,616	475,497
Investments in Alibaba Group	39,867,789	31,555,927
Investments in equity interests	2,489,578	2,326,436

Total assets	$61,960,344	$50,191,816

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$238,018	$301,433
Income taxes payable related to sale of Alibaba Group ADSs	3,282,293	-
Other accrued expenses and current liabilities	671,307	903,005
Deferred revenue	336,963	202,246
Total current liabilities	4,528,581	1,406,684

Convertible notes	1,170,423	1,201,540
Long-term deferred revenue	20,774	23,442
Other long-term liabilities	143,095	126,138
Deferred tax liabilities related to investment in Alibaba Group	16,154,906	12,768,155
Deferred and other long-term tax liabilities	1,156,973	1,102,007
Total liabilities	23,174,752	16,627,966

Total Yahoo! Inc. stockholders' equity	38,741,837	33,532,602
Noncontrolling interests	43,755	31,248
Total equity	38,785,592	33,563,850

Total liabilities and equity	$61,960,344	$50,191,816

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015

Revenue	$1,084,191	$1,243,265	$2,216,921	$2,469,235

Operating expenses:
Cost of revenue - traffic acquisition costs	43,826	200,230	89,735	383,369
Cost of revenue - other	295,786	295,932	589,389	581,195
Sales and marketing	253,198	274,304	555,523	549,661
Product development	291,778	306,428	560,042	633,175
General and administrative	154,881	180,595	319,504	354,108
Amortization of intangibles	15,164	19,982	33,504	40,055
Gain on sale of patents	(61,500)	(9,100)	(61,500)	(11,100)
Restructuring charges, net	52,621	19,688	62,108	70,920
Total operating expenses	1,045,754	1,288,059	2,148,305	2,601,383

Income (loss) from operations	38,437	(44,794)	68,616	(132,148)

Other expense, net	(13,589)	(11,741)	(27,042)	(42,804)

Income (loss) before income taxes and earnings in equity interests	24,848	(56,535)	41,574	(174,952)

Provision for income taxes	(8,143)	(58,495)	(12,360)	(17,595)
Earnings in equity interests	255,852	95,841	557,254	195,531

Net income (loss)	272,557	(19,189)	586,468	2,984

Less: Net income attributable to noncontrolling interests	(2,850)	(2,365)	(5,183)	(3,340)

Net income (loss) attributable to Yahoo! Inc.	$269,707	$(21,554)	$581,285	$(356)

Net income (loss) attributable to Yahoo! Inc. common stockholders per share - diluted (1)	$0.26	$(0.02)	$0.55	$(0.00)

Shares used in per share calculation - diluted	1,014,692	937,569	1,023,056	936,159

Stock-based compensation expense by function:
Cost of revenue - other	$5,356	$7,200	$30,007	$13,209
Sales and marketing	31,233	39,978	81,907	78,099
Product development	39,507	50,762	53,434	98,983
General and administrative	26,349	27,190	46,278	50,535
Restructuring charges, net	-	-	-	2,705

Supplemental Financial Data:
Revenue ex-TAC	$1,040,365	$1,043,035	$2,127,186	$2,085,866
Adjusted EBITDA	$340,363	$261,703	$646,744	$492,816
Free cash flow(2)	$185,915	$(24,780)	$299,877	$(3,059,702)

(1)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.01 for the three months ended June 30, 2014, and by $0.02 for the six months ended June 30, 2014.
(2)	During the six months ended June 30, 2015, the Company satisfied the $3.3 billion income tax liability related to the sale of Alibaba Group ADSs in September 2014.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$272,557	$(19,189)	$586,468	$2,984
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	116,446	119,633	239,631	236,694
Amortization of intangible assets	30,414	34,046	64,763	68,524
Accretion of convertible notes discount	14,860	15,660	29,526	31,117
Stock-based compensation expense	102,445	125,130	211,626	243,531
Non-cash restructuring (credits) charges	(7,031)	(74)	(7,031)	(933)
Losses from sale of investments, assets, and other, net	15,117	10,539	18,667	44,847
Gain on sale of patents	(61,500)	(9,100)	(61,500)	(11,100)
(Gain) loss on Hortonworks warrants	-	(5,449)	-	6,460
Earnings in equity interests	(255,852)	(95,841)	(557,254)	(195,531)
Tax benefits (detriments) from stock-based awards	19,161	(36,439)	76,828	(3,617)
Excess tax benefits from stock-based awards	(19,544)	35,620	(79,100)	(1,850)
Deferred income taxes	(303)	(30,227)	14,185	(13,218)
Dividends received from equity investee	83,685	141,670	83,685	141,670
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	55,725	(71,583)	154,129	18,340
Prepaid expenses and other assets	22,803	(11,292)	13,592	(75,537)
Accounts payable	(29,567)	6,892	(10,075)	37,505
Accrued expenses and other liabilities	38,033	165,744	(202,142)	255,678
Income taxes payable related to sale of Alibaba Group ADSs	-	-	-	(3,282,293)
Deferred revenue	(40,035)	(67,788)	(79,523)	(132,790)
Net cash provided by (used in) operating activities	357,414	307,952	496,475	(2,629,519)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment, net	(107,358)	(155,442)	(192,013)	(290,363)
Purchases of marketable securities	(451,739)	(1,614,068)	(1,363,836)	(2,326,886)
Proceeds from sales of marketable securities	212,028	301,423	380,954	473,775
Proceeds from maturities of marketable securities	408,356	1,224,829	690,018	3,584,596
Purchases of intangible assets	(984)	(3,451)	(2,174)	(4,611)
Proceeds from sales of patents	1,500	-	1,500	20,000
Proceeds from the settlement of derivative hedge contracts	170,457	45,140	173,258	64,767
Payments for the settlement of derivative hedge contracts	(4,016)	(1,731)	(4,616)	(3,882)
Acquisitions, net of cash acquired	-	1,782	(21,661)	(21,291)
Payments for equity investments in privately held companies	-	-	(10,399)	-
Other investing activities, net	(74)	(115)	(640)	(153)
Net cash provided by (used in) investing activities	228,170	(201,633)	(349,609)	1,495,952

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	84,760	10,588	163,737	46,777
Repurchases of common stock	(718,628)	-	(1,168,206)	(203,771)
Excess tax benefits from stock-based awards	19,544	(35,620)	79,100	1,850
Tax withholdings related to net share settlements of restricted stock units	(34,178)	(52,534)	(159,581)	(149,960)
Distributions to noncontrolling interests	(22,344)	(15,847)	(22,344)	(15,847)
Other financing activities, net	(3,037)	(4,442)	(6,130)	(9,015)
Net cash used in financing activities	(673,883)	(97,855)	(1,113,424)	(329,966)

Effect of exchange rate changes on cash and cash equivalents	4,869	5,048	3,554	(12,396)

Net change in cash and cash equivalents	(83,430)	13,512	(963,004)	(1,475,929)
Cash and cash equivalents, beginning of period	1,198,016	1,174,657	2,077,590	2,664,098

Cash and cash equivalents, end of period	$1,114,586	$1,188,169	$1,114,586	$1,188,169

Yahoo! Inc.
Note to Unaudited Condensed Consolidated Financial Statements

This press release and its attachments include the non-GAAP financial measures of revenue excluding traffic acquisition costs (“revenue ex-TAC”); gross mobile revenue; gross search revenue; adjusted EBITDA; non-GAAP income from operations; non-GAAP net earnings; non-GAAP net earnings per diluted share; and free cash flow, which are reconciled to revenue (in the case of revenue ex-TAC, gross mobile revenue, and gross search revenue); net income (loss) attributable to Yahoo! Inc. (in the case of adjusted EBITDA and non-GAAP net earnings); income (loss) from operations; net income (loss) attributable to Yahoo! Inc. common stockholders per share – diluted; and net cash provided by (used in) operating activities, which we believe are the most comparable GAAP measures. Yahoo! Inc. (together with its consolidated subsidiaries, “Yahoo,” the “Company,” or “we”) uses these non-GAAP financial measures for internal managerial purposes and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, revenue, net income (loss) attributable to Yahoo! Inc., income (loss) from operations, net income (loss) attributable to Yahoo! Inc. common stockholders per share – diluted, and net cash provided by (used in) operating activities calculated in accordance with GAAP.

Revenue ex-TAC is a non-GAAP financial measure defined as GAAP revenue less TAC that has been recorded as a cost of revenue. TAC consists of payments made to Affiliates, and payments made to companies that direct consumer and business traffic to Yahoo Properties.  Based on applicable accounting principles, TAC is recorded either as a cost of revenue or as a reduction of revenue.  We present revenue ex-TAC to provide investors a metric used by the Company for evaluation and decision-making purposes and to provide investors with comparable revenue numbers when comparing to our historical reported financial information. A limitation of revenue ex-TAC is that it is a measure we defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to those of other companies in our industry who have similar business arrangements but address the impact of TAC differently.  Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenue and cost of revenue—TAC.

Each of gross mobile revenue and gross search revenue is a non-GAAP financial measure. Gross mobile revenue is defined as GAAP mobile revenue plus the related revenue share with third parties. Gross search revenue is defined as GAAP search revenue plus the related revenue share with third parties. We present these amounts to provide investors with additional metrics used by the Company for evaluation and decision-making purposes and as an indicator of the size of our presence in the relevant business. To this end, gross mobile revenue and gross search revenue report the total receipts generated on Yahoo Properties and Affiliate sites by the specified relevant Yahoo business (i.e., mobile or search), before any TAC or other revenue share is paid to the Affiliates and before any revenue share is allocated to Microsoft or other parties. A limitation of these non-GAAP measures is that they include revenue that is recognized by one or more third parties and not by Yahoo; furthermore, they are measures we defined for internal and investor purposes that may be unique to us, and therefore may not enhance the comparability of our results to those of other companies in our industry who have similar business arrangements but address the impact of TAC and revenue sharing differently. Management compensates for these limitations by also relying on the comparable financial measure GAAP revenue.

Adjusted EBITDA is defined as net income (loss) attributable to Yahoo! Inc. before taxes, depreciation, amortization of intangible assets, stock-based compensation expense, other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results. We present adjusted EBITDA because the exclusion of certain gains, losses, and expenses facilitates comparisons of the operating performance of the Company on a period to period basis. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. These limitations include: adjusted EBITDA does not reflect tax payments and such payments reflect a reduction in cash available to us; adjusted EBITDA does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses; adjusted EBITDA does not include stock-based compensation expense related to the Company’s workforce; adjusted EBITDA also excludes other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results, and these items may represent a reduction or increase in cash available to us; and adjusted EBITDA is a measure that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry. Management compensates for these limitations by also relying on the comparable GAAP financial measure of net income (loss) attributable to Yahoo! Inc., which includes taxes, depreciation, amortization, stock-based compensation expense, other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and the other gains, losses and expenses that are excluded from adjusted EBITDA.

Non-GAAP income from operations is defined as income from operations excluding certain gains, losses, and expenses that we do not believe are indicative of our ongoing operating results and further adjusted to exclude stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on income from operations. We consider non-GAAP income from operations to be a profitability measure which facilitates the forecasting of our operating results for future periods and allows for the comparison of our results to historical periods. A limitation of non-GAAP income from operations is that it does not include all items that impact our income from operations for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of income from operations which includes the gains, losses, and expenses that are excluded from non-GAAP income from operations.

Non-GAAP net earnings is defined as net income (loss) attributable to Yahoo! Inc. (which we sometimes refer to as net earnings) excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing results and further adjusted to exclude stock-based compensation expense and its related tax effects. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on net income and net income per share. We consider non-GAAP net earnings and non-GAAP net earnings per diluted share to be profitability measures which facilitate the forecasting of our results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net earnings and non-GAAP net earnings per diluted share is that they do not include all items that impact our net income and net income per diluted share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income (loss) attributable to Yahoo! Inc. and net income attributable to Yahoo! Inc. common stockholders per share - diluted, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net earnings and non-GAAP net earnings per diluted share.

Free cash flow is a non-GAAP financial measure defined as net cash provided by (used in) operating activities (adjusted to include excess tax benefits from stock-based awards), less acquisition of property and equipment, net and dividends received from equity investees. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Yahoo! Inc.
Supplemental Financial Data and GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
Revenue for groups of similar services:
Search	$428,418	$521,126	$873,185	$1,052,792
Display	436,053	500,376	889,277	964,109
Other	219,720	221,763	454,459	452,334
Total revenue	$1,084,191	$1,243,265	$2,216,921	$2,469,235

Revenue excluding traffic acquisition costs recorded as cost of revenue ("revenue ex-TAC") for groups of similar services:

GAAP search revenue	$428,418	$521,126	$873,185	$1,052,792
TAC associated with search revenue	(784)	(105,876)	(1,470)	(205,885)
Search revenue ex-TAC	$427,634	$415,250	$871,715	$846,907

GAAP display revenue	$436,053	$500,376	$889,277	$964,109
TAC associated with display revenue	(42,217)	(93,682)	(86,579)	(176,116)
Display revenue ex-TAC	$393,836	$406,694	$802,698	$787,993

Other GAAP revenue	$219,720	$221,763	$454,459	$452,334
TAC associated with other GAAP revenue	(825)	(672)	(1,686)	(1,368)
Other revenue ex-TAC	$218,895	$221,091	$452,773	$450,966

Revenue ex-TAC:
GAAP revenue	$1,084,191	$1,243,265	$2,216,921	$2,469,235
TAC	(43,826)	(200,230)	(89,735)	(383,369)
Revenue ex-TAC	$1,040,365	$1,043,035	$2,127,186	$2,085,866

Revenue ex-TAC by segment:
Americas:
GAAP revenue	$805,535	$992,210	$1,672,463	$1,976,931
TAC	(30,296)	(180,822)	(64,390)	(347,477)
Revenue ex-TAC	$775,239	$811,388	$1,608,073	$1,629,454

EMEA:
GAAP revenue	$97,847	$85,830	$189,417	$166,916
TAC	(10,212)	(12,950)	(19,405)	(24,654)
Revenue ex-TAC	$87,635	$72,880	$170,012	$142,262

Asia Pacific:
GAAP revenue	$180,809	$165,225	$355,041	$325,388
TAC	(3,318)	(6,458)	(5,940)	(11,238)
Revenue ex-TAC	$177,491	$158,767	$349,101	$314,150

Total revenue ex-TAC	$1,040,365	$1,043,035	$2,127,186	$2,085,866

Direct costs by segment (3):
Americas	$60,167	$76,148	$120,977	$134,892
EMEA	21,395	20,551	43,339	40,702
Asia Pacific	48,139	51,818	94,967	102,550
Global operating costs (4)	631,801	649,915	1,282,659	1,334,006
Gain on sale of patents	(61,500)	(9,100)	(61,500)	(11,100)
Restructuring charges, net	52,621	19,688	62,108	70,920
Depreciation and amortization	146,860	153,679	304,394	305,218
Stock-based compensation expense	102,445	125,130	211,626	240,826
Income (loss) from operations	$38,437	$(44,794)	$68,616	$(132,148)

(3)	Direct costs for each segment include certain cost of revenue-other and costs associated with the local sales teams. Prior to the fourth quarter of 2014, marketing, media, costs associated with Yahoo Properties and ad operation costs were managed locally and included as direct costs for each segment. Prior period amounts have been revised to conform to the current presentation.
(4)	Global operating costs include product development, marketing, real estate workplace, general and administrative, and other corporate expenses that are managed on a global basis and that are not directly attributable to any particular segment. Beginning in the fourth quarter of 2014, marketing, media, costs associated with Yahoo Properties and other ad operation costs are managed globally and included as global costs. Prior period amounts have been revised to conform to the current presentation.

Yahoo! Inc.
Supplemental Financial Data and GAAP to Non-GAAP Reconciliations (continued)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
Reconciliation of net income (loss) attributable to Yahoo! Inc. to adjusted EBITDA:
Net income (loss) attributable to Yahoo! Inc.	$269,707	$(21,554)	$581,285	$(356)
Advisory fees	-	8,000	-	8,000
Depreciation and amortization	146,860	153,679	304,394	305,218
Stock-based compensation expense	102,445	125,130	211,626	240,826
Restructuring charges, net	52,621	19,688	62,108	70,920
Other expense, net	13,589	11,741	27,042	42,804
Provision for income taxes	8,143	58,495	12,360	17,595
Earnings in equity interests	(255,852)	(95,841)	(557,254)	(195,531)
Net income attributable to noncontrolling interests	2,850	2,365	5,183	3,340
Adjusted EBITDA	$340,363	$261,703	$646,744	$492,816

Reconciliation of net cash provided by (used in) operating activities to free cash flow:
Net cash provided by (used in) operating activities	$357,414	$307,952	$496,475	$(2,629,519)
Acquisition of property and equipment, net	(107,358)	(155,442)	(192,013)	(290,363)
Dividends received from equity investee	(83,685)	(141,670)	(83,685)	(141,670)
Excess tax benefits from stock-based awards	19,544	(35,620)	79,100	1,850
Free cash flow(2)	$185,915	$(24,780)	$299,877	$(3,059,702)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
Reconciliation of GAAP mobile revenue to gross mobile revenue:
GAAP mobile revenue	$163,007	$251,846	$307,679	$485,439
Revenue share with third parties	108,634	162,801	195,352	320,678
Gross mobile revenue	$271,641	$414,647	$503,031	$806,117

Reconciliation of GAAP search revenue to gross search revenue:
GAAP search revenue	$428,418	$521,126	$873,185	$1,052,792
Revenue share with third parties	368,592	398,710	722,978	822,809
Gross search revenue	$797,010	$919,836	$1,596,163	$1,875,601

(2)	During the six months ended June 30, 2015, the Company satisfied the $3.3 billion income tax liability related to the sale of Alibaba Group ADSs in September 2014.

Yahoo! Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)

		Three Months Ended
		June 30,
		2014	2015

GAAP income (loss) from operations		$38,437	$(44,794)

(a)	Restructuring charges, net	52,621	19,688

(b)	Stock-based compensation expense	102,445	125,130

(c)	Advisory fees	-	8,000

Non-GAAP income (loss) from operations		$193,503	$108,024

GAAP net income (loss) attributable to Yahoo! Inc.		$269,707	$(21,554)

(a)	Restructuring charges, net	52,621	19,688

(b)	Stock-based compensation expense	102,445	125,130

(c)	Advisory fees	-	8,000

(d)	Gain on Hortonworks warrants	-	(5,449)

(e)	To adjust the provision for income taxes to reflect an effective tax rate of 35% for the three months ended June 30, 2015 and to exclude the tax impact of items (a) through (d) above for the three months ended June 30, 2014	(43,032)	26,703

Non-GAAP net earnings		$381,741	$152,518

GAAP net income (loss) attributable to Yahoo! Inc. common stockholders per share - diluted (1)		$0.26	$(0.02)

Non-GAAP net earnings per share - diluted (5)		$0.37	$0.16

Shares used in non-GAAP per share calculation - diluted		1,014,692	947,775

		Six Months Ended
		June 30,
		2014	2015

GAAP income (loss) from operations		$68,616	$(132,148)

(a)	Restructuring charges, net	62,108	70,920

(b)	Stock-based compensation	211,626	240,826

(c)	Advisory fees	-	8,000

Non-GAAP income from operations		$342,350	$187,598

GAAP net income attributable to Yahoo! Inc.		$581,285	$(356)

(a)	Restructuring charges, net	62,108	70,920

(b)	Stock-based compensation	211,626	240,826

(c)	Advisory fees	-	8,000

(d)	Loss on Hortonworks warrants	-	6,460

(e)	To adjust the provision for income taxes to reflect an effective tax rate of 35% in the six months ended June 30, 2015 and to exclude the tax impact of items (a) through (d) above for the six months ended June 30, 2014	(71,654)	(35,344)

Non-GAAP net earnings		$783,365	$290,506

GAAP net income attributable to Yahoo! Inc. common stockholders per share - diluted (1)		$0.55	$(0.00)

Non-GAAP net earnings per share - diluted (5)		$0.74	$0.31

Shares used in non-GAAP per share calculation - diluted		1,023,056	947,877

(1)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.01 for the three months ended June 30, 2014, and by $0.02 for the six months ended June 30, 2014.
(5)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's non-GAAP diluted earnings per share by $0.01 for the three months ended June 30, 2014, and by $0.02 for the six months ended June 30, 2014.

CONTACTS:
Media Relations Contact:
Yahoo! Inc.
Sarah Meron, 408-349-4040
media@yahoo-inc.com
or
Investor Relations Contact:
Yahoo! Inc.
Joon Huh, 408-349-3382
investorrelations@yahoo-inc.com